UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 13, 2022

Albertsons Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.

Boise, Idaho 83706

(Address of principal executive office and zip code)

(208) 395-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2022, on October 13, 2022, Albertsons Companies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, The Kroger Co., (“Parent”), and Kettle Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the Delaware General Corporation Law, with the Company surviving the Merger as the surviving corporation and a direct, wholly owned subsidiary of Parent.

On October 13, 2022, in connection with the Merger Agreement, Cerberus Albertsons Incentive LLC and Cerberus Iceberg LLC (each a “Cerberus Holder”), beneficial owners of shares of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”),entered into support agreements with the Company, each substantially similar in form and substance (the “Support Agreements”), pursuant to which each such Cerberus Holder subject to certain exceptions, agreed to cause the record holder of such shares to execute and deliver the written consent described in Item 5.07 below by October 18, 2022. In addition, each such Cerberus Holder agreed to certain restrictions with respect to such shares of Common Stock until the delivery of such written consent or other termination of its respective Support Agreement. On October 18, 2022, each such Cerberus Holder delivered such written consent in accordance with the Support Agreements and each Support Agreement automatically terminated.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Support Agreements entered into with each such Cerberus affiliate, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2022, Shant Babikian, a director of the Company and a nominee of HPS Investment Partners, LLC (“HPS”), resigned from the Board of Directors (the “Board”) of the Company with immediate effect. Mr. Babikian’s resignation was not the result of any disagreement between Mr. Babikian and the Company, its management, the Board or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2022, the Company filed with the Secretary of State of the State of Delaware an Amendment (the “Series A Amendment”) to the Certificate of Designations of 6.75% Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”).

Pursuant to the Series A Amendment, the transactions contemplated by the Merger Agreement do not constitute a “Fundamental Change” as defined under the Certificate of Designations and the Company will not be permitted to deliver a mandatory conversion notice under Section 10 of the Certificate of Designations so long as the Merger Agreement has not been validly terminated pursuant to its terms. In addition, the Series A Amendment revised the consent right of holders of shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), over certain corporate transactions set forth in Section 7(b)(iii) of the Certificate of Designations, whereby such consent right will only be in effect so long as HPS Holders (defined in the Series A Amendment) are the beneficial owner of at least 25% of the shares of Preferred Stock held by the HPS Holders as of October 19, 2022. The Series A Amendment also provides that holders of shares of Preferred Stock will participate in certain transactions which are contemplated by or occur substantially concurrently with the transactions contemplated by the Merger Agreement at the same time and upon the same terms as holders of shares of Common Stock, without having to convert their shares of Preferred Stock, and no adjustment to the then-applicable conversion rate will occur as a result of such participation.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Series A Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Securityholders.

Following the execution of the Merger Agreement: (i) the Cerberus Holders, (ii) entities affiliated with Klaff Realty, L.P. (collectively, “Klaff”), (iii) entities affiliated with Lubert-Adler Partners (collectively, “Lubert-Adler”) and (iv) KRS ABS, LLC, an entity affiliated with Kimco Realty Corporation (collectively, “Kimco”), collectively the beneficial owners of 296,076,183 shares of Common Stock, which constitute approximately 55.4% of the voting power of the outstanding shares of Common Stock, each executed or caused the record holder holding such shares on their behalf to execute a written consent approving and adopting the Merger Agreement and the Merger. Such written consents were delivered to the Company following the execution of the Merger Agreement, on October 14, 2022 in the case of Klaff, Lubert-Adler and Kimco, and on October 18, 2022, in the case of the Cerberus Holders.

Following the execution of the Merger Agreement, on October 13, 2022, certain funds associated with HPS, holders of 584,000 shares of Preferred Stock, which constitute approximately 87% of the voting power of the outstanding shares of Preferred Stock, executed a written consent approving and adopting the Merger Agreement and the Merger.

No further approval of the stockholders of the Company is required to adopt the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

3.1	Certificate of Amendment to Certificate of Designations of 6.75% Series A Convertible Preferred Stock of Albertsons Companies, Inc.

10.1	Support Agreement, dated as of October 13, 2022, by and among Albertsons Companies, Inc. and Cerberus Albertsons Incentive LLC.

10.2	Support Agreement, dated as of October 13, 2022, by and among Albertsons Companies, Inc. and Cerberus Iceberg LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc. (Registrant)

Dated: October 19, 2022	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, General Counsel and Secretary